Exhibit 99.1

Invivyd Reports Fourth Quarter and Full-Year 2025 Financial Results and Provides Recent Business Highlights and DECLARATION Clinical Trial Updates

•	Achieved Q4 2025 PEMGARDA® (pemivibart) net product revenue of $17.2 million, representing 25% growth year-over-year and 31% growth quarter-over-quarter

•	2025 year-end cash and cash equivalents of $226.7 million after raising over $200 million from financing transactions in 2H 2025

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Announced initiation of DECLARATION Phase 3 pivotal clinical trial of vaccine-alternative antibody VYD2311 to prevent COVID, with top-line data expected mid-2026; Fast Track designation for VYD2311 granted by FDA in December 2025

•	DECLARATION trial on track with full enrollment achieved

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DECLARATION trial Independent Data Monitoring Committee (IDMC) prespecified review of unblinded VYD2311 safety data resulted in IDMC recommendation to allow enrollment of pregnant and breastfeeding women in the DECLARATION trial

•	DECLARATION trial blinded, pooled early COVID event accumulation appears on track; any potential re-sizing decision to depend on trial progress but could occur in approximately April

•	Distinguished scientist and physician Michael Mina, M.D., Ph.D., appointed Chief Medical Officer

•	Management to host conference call today at 8:30AM ET

NEW HAVEN, Conn., Mar. 05, 2026 (GLOBE NEWSWIRE) — Invivyd, Inc. (Nasdaq: IVVD) today announced financial results for the fourth quarter and full year ended December 31, 2025, and recent business highlights.

“With potential commercialization of VYD2311 on the horizon, we are encouraged by continued commercial execution and appeal for monoclonal antibody prophylaxis demonstrated by revenue of PEMGARDA® (pemivibart) more than doubling year over year, while operating expenses were reduced by nearly half,” noted Bill Duke, Chief Financial Officer of Invivyd. “While we are pleased with Invivyd’s ability to exhibit financial discipline, we are most excited about the positive momentum behind VYD2311 and that our recent capital raises enable us to invest in the ongoing DECLARATION pivotal clinical trial and potential commercialization, if approved, in addition to our other pipeline programs.”

“2026 is off to a busy start as we execute our pivotal VYD2311 program, expand our pipeline of monoclonal antibodies, and educate key stakeholders about the role monoclonal antibodies can and should play in the prevention of critical infectious diseases, beginning with COVID,” commented Marc Elia, Chairman of the Invivyd Board of Directors. “We are pleased with the progress we’ve made and remain focused on creating medical value for patients and shareholders with molecules that can complement, provide alternative to, or synergize with vaccination across multiple pathogens. We look forward to sharing additional updates throughout the year.”

Recent Business Highlights

•	Clinical & Regulatory Developments

•	Following trial initiation in late 2025, the DECLARATION pivotal clinical trial recruitment has progressed rapidly with full enrollment achieved.

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The Independent Data Monitoring Committee (IDMC), responsible for monitoring safety in the DECLARATION trial, recently completed its prespecified review of unblinded safety data at an early timepoint, as defined in the protocol, for VYD2311 in the DECLARATION trial and returned the following recommendations:

•	Pregnant and breastfeeding women are now eligible to participate in the study and may enroll.

•	Women of childbearing age are no longer required to use contraception.

•	Further pre-existing protocol-specified safety visits and evaluations at Day 8, Day 38, and Day 68 are no longer required.

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Early blinded, pooled COVID events in the DECLARATION trial are beginning to accumulate and suggest overall trial progress is on track; any potential trial up-sizing decision to support statistical power will be based on overall progress and COVID event rate using prespecified criteria, and could be decided upon in approximately April.

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In February 2026, Invivyd announced it received and was aligned with advice from the U.S. Food and Drug Administration (FDA) on the LIBERTY Phase 3 clinical trial, which will assess the safety and immunologic profile of VYD2311, the company’s vaccine-alternative monoclonal antibody investigational candidate for the prevention of COVID-19, versus commercially available mRNA COVID vaccines.

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LIBERTY is part of the company’s broader REVOLUTION clinical program designed to elaborate the profile of monoclonal antibody-mediated prophylaxis from COVID-19 and the potential medical benefits to vulnerable Americans.

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The LIBERTY clinical trial will evaluate comparative safety and immunology of VYD2311 versus mRNA COVID vaccine, as well as explore the safety and immunology of co-administered VYD2311 and mRNA COVID vaccine.

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The FDA, providing feedback jointly from CDER and CBER, requested specific monitoring of adverse events of special interest relevant to mRNA COVID vaccines, citing the known risk of myocarditis/pericarditis in the young adult population following mRNA COVID vaccination; no similar requests have been made for other Invivyd clinical trials without an mRNA COVID vaccine arm.

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In January 2026, Invivyd and the SPEAR (Spike Protein Elimination and Recovery) Study Group announced the plan to initiate a Phase 2 clinical trial evaluating VYD2311 in individuals with Long COVID or COVID vaccine injury. The Phase 2 clinical trial is expected to be initiated by mid-2026.

•	In December 2025, Invivyd announced the initiation of its DECLARATION clinical trial.

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DECLARATION is a Phase 3, randomized, placebo-controlled clinical trial to evaluate the safety and efficacy of VYD2311 in the prevention of COVID versus placebo, at three months, from a single intramuscular (IM) dose.

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A second arm will evaluate monthly IM doses versus placebo to demonstrate the safety and efficacy of more frequent dosing to support individual choice should at-risk persons seek periodic extra protection from COVID.

•	The primary endpoint of DECLARATION is the reduction of PCR-confirmed symptomatic COVID incidence versus placebo; total expected enrollment of 1770 people across all three arms.

•	DECLARATION is part of Invivyd’s REVOLUTION clinical program aimed at establishing monoclonal antibody prophylaxis for prevention of COVID; top-line data are expected mid-2026.

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In the Phase 1/2 clinical trial, IM administered VYD2311, at 4 times the planned dose in DECLARATION, was well tolerated, with all adverse events (AEs) considered mild to moderate in severity with no serious or severe AEs reported; all AEs, including headache and injection site pain, were deemed unrelated to study drug.

•	In December 2025, Invivyd announced that the FDA granted Fast Track designation for VYD2311.

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Fast Track is a process that enables the FDA to expedite the development and review of new drugs that address a serious or life-threatening condition and fill an unmet medical need. If relevant criteria are met, programs with Fast Track designation can become eligible for priority review and rolling Biologics License Application (BLA) submission, which can reduce the timelines associated with regulatory action.

•	VYD2311 was granted Fast Track designation by the FDA for the prevention of COVID in individuals with underlying risk factors for severe COVID.

•	Pipeline Expansion

•	In November 2025, Invivyd announced selection of a potential best-in-class Respiratory Syncytial Virus (RSV) antibody candidate VBY329.

•	VBY329 is designed for the prevention of RSV infections in newborns, infants, and children, and results from Invivyd’s proprietary antibody discovery platform.

•	VBY329 meets Invivyd’s target profile of higher potency and improved barrier to resistance compared to standard of care RSV medicines, as assessed in vitro.

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Invivyd expects to advance VBY329 toward IND readiness in 2H 2026 for development in pediatric RSV prophylaxis, a blockbuster pharmaceutical market in 2024, expected to grow to $3-$4 billion in annual revenues globally by 2030.

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Invivyd has initiated discovery efforts to assess pipeline expansion beyond SARS-CoV-2 and RSV, and anticipates providing an update on selection of a preclinical measles monoclonal antibody candidate in the first half of 2026.

•	Corporate Updates

•	As announced earlier today, distinguished scientist and physician Michael Mina, M.D., Ph.D., appointed Chief Medical Officer

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In January 2026, Invivyd announced its partnership with renowned ski champion Lindsey Vonn to elevate public understanding of antibodies, one of the most important parts of the immune system, and their role in preventing disease. A national multimedia educational campaign is planned to launch in early Spring 2026.

•	Fourth Quarter and Full-Year 2025 Financial Results

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Revenue: Reported full year 2025 net product revenue of PEMGARDA of $53.4 million, compared to $25.4 million in 2024, with PEMGARDA net revenues commencing in Q2 2024. Reported $17.2 million of net product revenue of PEMGARDA in Q4 2025, representing a 25% increase over Q4 2024 net product revenue of $13.8 million and a 31% increase over Q3 2025 net product revenue of $13.1 million.

•	Cash Position: Cash and cash equivalents were $226.7 million as of December 31, 2025. In the second half of 2025, Invivyd secured over $200 million of capital.

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Invivyd’s current cash and cash equivalents are anticipated to be sufficient to support the DECLARATION pivotal clinical trial, commercial preparedness for the potential launch of VYD2311, continued research and development related to its pipeline programs such as RSV and measles, continued advancement of the SPEAR Study Group efforts related to assessing the effects of monoclonal antibody therapy for Long COVID and COVID-19 Post-Vaccination Syndrome, and for working capital and other general corporate purposes.

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Research & Development (R&D) Expenses: R&D expenses were $38.3 million for the year ended December 31, 2025, compared to $137.3 million for the comparable period in 2024. This decrease is primarily attributable to lower contract research costs associated with the Phase 3 CANOPY clinical trial for pemivibart, and a decrease in VYD2311 and pemivibart manufacturing costs.

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Selling, General & Administrative (SG&A) Expenses: SG&A expenses were $66.9 million for the year ended December 31, 2025, compared to $63.4 million for the comparable period in 2024. This increase is primarily attributable to an increase in personnel-related costs.

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Net Loss and Net Loss per Share: Net loss was $52.5 million for the year ended December 31, 2025, compared to $169.9 million for the comparable period in 2024. Basic and diluted net loss per share was $0.30 for the year ended December 31, 2025, compared to $1.43 for the comparable period in 2024.

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Total shares of common stock outstanding as of December 31, 2025 were 281,987,033, excluding pre-funded warrants totaling 27,342,442 which were included in shares outstanding utilized to calculate net loss per share.

Conference Call & Webcast

Listeners can register for the webcast via this link. Analysts wishing to participate in the question-and-answer session should use this link. A replay of the webcast will be available via the company’s investor website approximately two hours after the call’s conclusion. Those who plan on participating are advised to join 15 minutes prior to the start time.

About PEMGARDA

PEMGARDA® (pemivibart) is a half-life extended investigational monoclonal antibody (mAb). PEMGARDA was engineered from adintrevimab, Invivyd’s investigational mAb that has a robust safety data package and provided evidence of clinical efficacy in global Phase 2/3 clinical trials for the prevention and treatment of COVID-19. PEMGARDA has demonstrated in vitro neutralizing activity against major SARS-CoV-2 variants, including JN.1, KP.3.1.1, XEC, LP.8.1 and XFG. PEMGARDA targets the SARS-CoV-2 spike protein receptor binding domain (RBD), thereby inhibiting virus attachment to the human ACE2 receptor on host cells.

PEMGARDA (pemivibart) injection (4500 mg), for intravenous use is an investigational mAb that has not been approved, but has been authorized for emergency use by the U.S. FDA under an EUA for the pre-exposure prophylaxis (prevention) of COVID-19 in adults and adolescents (12 years of age and older weighing at least 40 kg) who have moderate-to-severe immune compromise due to certain medical conditions or receipt of certain immunosuppressive medications or treatments and are unlikely to mount an adequate immune response to COVID-19 vaccination. Recipients should not be currently infected with or have had a known recent exposure to an individual infected with SARS-CoV-2.

PEMGARDA is not authorized for use for the treatment of COVID-19, Long COVID, or COVID-19 Post-Vaccination Syndrome, or for post-exposure prophylaxis of COVID-19. Pre-exposure prophylaxis with PEMGARDA is not a substitute for vaccination in individuals for whom COVID-19 vaccination is recommended. Individuals for whom COVID-19 vaccination is recommended, including individuals with moderate-to-severe immune compromise who may derive benefit from COVID-19 vaccinations, should receive COVID-19 vaccination. In individuals who have recently received a COVID-19 vaccine, PEMGARDA should be administered at least 2 weeks after vaccination.

Anaphylaxis has been observed with PEMGARDA and the PEMGARDA Fact Sheet for Healthcare Providers includes a boxed warning for anaphylaxis. The most common adverse reactions included systemic infusion-related reactions and hypersensitivity reactions, local infusion site reactions, and infusion site infiltration or extravasation. For additional information, please see the PEMGARDA full product Fact Sheet for Healthcare Providers, including important safety information and boxed warning.

To support the EUA for PEMGARDA, an immunobridging approach was used to determine if PEMGARDA may be effective for pre-exposure prophylaxis of COVID-19. Immunobridging is based on the serum virus neutralizing titer-efficacy relationships identified with other neutralizing human mAbs against SARS-CoV-2. This includes adintrevimab, the parent mAb of pemivibart, and other mAbs that were previously authorized for EUA. There are limitations of the data supporting the benefits of PEMGARDA. Evidence of clinical efficacy for other neutralizing human mAbs against SARS-CoV-2 was based on different populations and SARS-CoV-2 variants that are no longer circulating. Further, the variability associated with cell-based EC50 value determinations, along with limitations related to pharmacokinetic data and efficacy estimates for the mAbs in prior clinical trials, impact the ability to precisely estimate protective titer ranges. Additionally, certain SARS-CoV-2 viral variants may emerge that have substantially reduced susceptibility to PEMGARDA, and PEMGARDA may not be effective at preventing COVID-19 caused by these SARS-CoV-2 viral variants.

The emergency use of PEMGARDA is only authorized for the duration of the declaration that circumstances exist justifying the authorization of the emergency use of drugs and biological products during the COVID-19 pandemic under Section 564(b)(1) of the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 360bbb-3(b)(1), unless the declaration is terminated or authorization revoked sooner. PEMGARDA is authorized for use only when the combined national frequency of variants with substantially reduced susceptibility to PEMGARDA is less than or equal to 90%, based on available information including variant susceptibility to PEMGARDA and national variant frequencies.

About VYD2311

VYD2311 is a novel monoclonal antibody (mAb) candidate being developed for COVID-19 to continue to address the urgent need for new prophylactic and therapeutic options. The pharmacokinetic profile and antiviral potency of VYD2311 may offer the ability to deliver clinically meaningful titer levels through more patient-friendly means such as an intramuscular route of administration.

VYD2311 was engineered using Invivyd’s proprietary integrated technology platform and is the product of serial molecular evolution designed to generate an antibody optimized for neutralizing contemporary virus lineages. VYD2311 leverages the same antibody backbone as pemivibart, Invivyd’s investigational mAb granted emergency use authorization in the U.S. for the pre-exposure prophylaxis (PrEP) of symptomatic COVID-19 in certain immunocompromised patients, and adintrevimab, Invivyd’s investigational mAb that has a robust safety data package and demonstrated clinically meaningful results in global Phase 2/3 clinical trials for the prevention and treatment of COVID-19.

About DECLARATION

DECLARATION (NCT07298434) is a Phase 3, randomized, triple-blind, placebo-controlled trial to evaluate VYD2311 efficacy and safety in prevention of symptomatic COVID in a broad population of participants including adults and adolescents both with and without risk factors for progression to severe COVID-19, at three months. Participants will receive either a single dose or a monthly dose of VYD2311, each administered via intramuscular (IM) injection, compared to placebo. Total enrollment of the trial is expected to be 1770 participants.

About LIBERTY

LIBERTY is a Phase 3, randomized, double-blind clinical trial to evaluate the safety, serum virus neutralizing antibody responses, and pharmacokinetics of VYD2311, an mRNA COVID vaccine, and co-administered VYD2311 with an mRNA COVID vaccine. Total enrollment of the trial is expected to be about 210 participants.

About VBY329

VBY329 is a novel, potential best-in-class monoclonal antibody (mAb) candidate being developed to prevent Respiratory Syncytial Virus (RSV) among neonates, infants, and children.

About SPEAR Study Group

Invivyd and leading researchers formed the SPEAR (Spike Protein Elimination and Recovery) Study Group to assess the effects of monoclonal antibody (mAb) therapy for Long COVID and COVID-19 Post-Vaccination Syndrome.

About Invivyd

Invivyd, Inc. (Nasdaq: IVVD) is a biopharmaceutical company devoted to delivering protection from serious viral infectious diseases, beginning with SARS-CoV-2. Invivyd deploys a proprietary integrated technology platform unique in the industry designed to assess, monitor, develop, and adapt to create best in class antibodies. In March 2024, Invivyd received emergency use authorization (EUA) from the U.S. FDA for a monoclonal antibody (mAb) in its pipeline of innovative antibody candidates. Visit https://invivyd.com/ to learn more.

Trademarks are the property of their respective owners.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “could,” “expects,” “estimates,” “intends,” “plans,” “potential,” “predicts,” “projects,” “future,” and “target” or similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements include statements concerning, among other things, plans related to the company’s research and development activities, and the timing and potential results thereof; expectations regarding the company’s clinical trial designs, enrollment, event accumulation and progress, regulatory pathway, product profile, indication, and administration paradigm for VYD2311, including the company’s REVOLUTION clinical program and the timing of results related thereto, as well as preparations for the potential commercial launch of VYD2311, if approved; the potential benefits of Fast Track designation; expectations regarding the COVID landscape; the potential of PEMGARDA as a mAb for pre-exposure prophylaxis (prevention) of COVID-19 in certain immunocompromised persons; the potential of VYD2311 as a novel mAb candidate that may be able to deliver clinically meaningful titer levels through more patient-friendly means; the company’s devotion to delivering protection from serious viral infectious diseases, beginning with SARS-CoV-2; pipeline expansion beyond SARS-CoV-2, including potential targets such as RSV and measles, and expected announcements related thereto; the potential of VBY329 as a novel, potential best-in-class RSV mAb candidate; expectations regarding the company’s partnership with Lindsey Vonn and plans for an educational campaign to elevate public understanding of antibodies and their role in disease protection, including the timing thereof; the company’s business strategies and objectives, and ability to execute on them, including with respect to the sufficiency of its current cash and cash equivalents; expectations about the market size and opportunity for the company’s product candidates; the company’s expectation to create medical and shareholder value; the company’s future prospects; and other statements that are not historical fact. The company may not actually achieve the plans, intentions or expectations disclosed in the company’s forward-looking statements and you should not place undue reliance on the company’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the company’s actual results to differ materially from the results described in or implied by the forward-looking statements, including, without limitation: uncertainties regarding the company’s expectations, projections and estimates regarding future costs and expenses, future revenue, capital requirements, and the availability of and the need for additional financing; uncertainties regarding market acceptance, payor coverage and reimbursement, or future revenue generated by any authorized or approved product; how long the EUA granted by the FDA for PEMGARDA will remain in effect and whether such EUA is revised or revoked by the FDA; the ability to maintain a continued acceptable safety, tolerability and efficacy profile of any product candidate following regulatory authorization or approval; the success of the company’s in-house sales force, and the company’s ability to maintain and expand sales, marketing and distribution capabilities to successfully commercialize any authorized or approved product; changes in expected or existing competition; changes in the regulatory environment; the outcome of the company’s engagement with regulators; uncertainties related to the regulatory authorization or approval process, and available development and regulatory pathways; whether or not any preclinical candidate identified by the company is determined to be suitable for clinical development; the timing, progress and results of the company’s discovery, preclinical and clinical development activities; clinical trial site activation, enrollment and event accumulation rates; any potential clinical trial up-sizing decision and the timing thereof; unexpected safety or efficacy data observed during preclinical studies or clinical trials; the risk that results of nonclinical studies or clinical trials may not be predictive of future results, and interim data are subject to further analysis; the company’s ability to generate the data needed to support a potential BLA submission for VYD2311; potential variability in neutralizing activity of product candidates tested in different assays, such as pseudovirus assays and authentic assays; variability of results in models and methods used to predict activity against SARS-CoV-2 variants; whether the epitopes that pemivibart and VYD2311 target remain structurally intact and the company’s product candidates are able to demonstrate and sustain neutralizing activity against major SARS-CoV-2 variants, particularly in the face of viral evolution; the risk that a lack of awareness of mAb therapies and regulatory scrutiny of mAb therapies to prevent or treat COVID-19 or other infectious diseases may adversely impact the development or commercial success of the company’s product candidates; the company’s reliance on third parties; whether the anticipated benefits of the company’s partnership with Lindsey Vonn are realized; complexities of manufacturing mAb therapies; macroeconomic and political uncertainties; the company’s ability to continue as a going concern; and whether the company has adequate funding to meet future operating expenses and capital expenditure requirements. Other factors that may cause the company’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described under the heading “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2024 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, each filed with the Securities and Exchange Commission (SEC), and in the company’s other filings with the SEC, and in its future reports to be filed with the SEC and available at www.sec.gov. Forward-looking statements contained in this press release are made as of this date, and Invivyd undertakes no duty to update such information whether as a result of new information, future events or otherwise, except as required under applicable law.

This press release contains hyperlinks to information that is not deemed to be incorporated by reference in this press release.

Contacts:

Media Relations

(781) 208-0160

media@invivyd.com

Investor Relations

(781) 208-1747

investors@invivyd.com

INVIVYD, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$226,689	$69,349
Accounts receivable, net(1)	13,919	10,906
Prepaid expenses and other current assets	6,859	20,426

Total current assets	247,467	100,681
Inventory	25,499	25,907
Property and equipment, net	1,365	1,508
Operating lease right-of-use assets	2,442	1,385
Other non-current assets	110	34

Total assets	$276,883	$129,515

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,744	$10,448
Accrued expenses (2)	19,053	50,197
Operating lease liabilities	1,314	1,304
Other current liability	52	27

Total current liabilities	34,163	61,976

Operating lease liabilities, non-current	1,180	—

Total liabilities	35,343	61,976

Commitments and contingencies
Stockholders’ equity:
Preferred stock (undesignated), $0.0001 par value; 10,000,000 shares authorized and no shares issued and outstanding at December 31, 2025 and December 31, 2024	—	—
Common stock, $0.0001 par value; 1,000,000,000 shares authorized, 281,987,033 shares issued and outstanding at December 31, 2025; 119,835,162 shares issued and outstanding at December 31, 2024	28	12
Additional paid-in capital	1,196,036	969,526
Accumulated other comprehensive loss	(41)	(5)
Accumulated deficit	(954,483)	(901,994)

Total stockholders’ equity	241,540	67,539

Total liabilities and stockholders’ equity	$276,883	$129,515

(1)	Includes an allowance for doubtful accounts of $323 and $0 for the years ended December 31, 2025 and 2024, respectively.
(2)	Includes related-party amounts of $703 and $1,274 for the years ended December 31, 2025 and 2024, respectively.

INVIVYD, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

	Year Ended December 31, 2025	Year Ended December 31, 2024
Revenue:
Product revenue, net	$53,426	$25,384

Total revenue	53,426	25,384

Operating costs and expenses:
Cost of product revenue(1)	3,747	1,618
Research and development(2)	38,308	137,254
Selling, general and administrative	66,931	63,388

Total operating costs and expenses	108,986	202,260

Loss from operations	(55,560)	(176,876)

Other income:
Other income, net	3,071	6,951

Total other income, net	3,071	6,951

Net loss	(52,489)	(169,925)

Other comprehensive income (loss)
Unrealized (loss) gain, net of tax	(36)	8

Comprehensive loss	$(52,525)	$(169,917)

Net loss per share attributable to common stockholders, basic and diluted	$(0.30)	$(1.43)

Weighted-average common shares outstanding, basic and diluted	172,212,902	118,555,073

(1)	Includes related-party amounts of $2,137 and $1,027 for the years ended December 31, 2025 and 2024, respectively.
(2)	Includes related-party amounts of $4,557 and $4,546 for the years ended December 31, 2025 and 2024, respectively.